EXHIBIT 10.5


                                   NET LEASE


         THIS NET LEASE (the "Lease") is dated as of September 14, 2004, by and between GHGA Properties, L.P., a Georgia limited partnership ("Landlord"), and PAPERCON, INC., a Georgia corporation ("Tenant"). Landlord and Tenant shall be referred to collectively as the "Parties", and each individually as a "Party" hereto.

1.  AGREEMENT

         Landlord leases the Premises (as that term is defined in paragraph 2) to Tenant, and Tenant leases the Premises from Landlord, according to this Lease. The existing leases between the Parties with respect to the Premises (as the same maybe have been amended or supplemented from time to time) are hereby terminated and each Party is relieved of any other or further obligation thereunder.

2.  PREMISES

         The "Premises" are the land and buildings commonly known as 2700 Apple Valley Road, City of Atlanta, County of DeKalb, State of Georgia (the "Plant") and 2723 - 2725 Apple Valley Road, City of Atlanta, County of DeKalb, State of Georgia (the "Warehouse"), as more fully described in Exhibit "A" attached hereto. The Premises include the heating, ventilating, and air conditioning systems and the mechanical, electrical, and plumbing systems serving the Premises.

3.  TERM

         The term of this Lease will be five years, beginning on September 14, 2004, (the "Commencement Date") and expiring on September 30, 2009 with options to renew the Lease for three (3) additional five (5) year terms, if Tenant is not otherwise in default at the time of the option exercise and at the renewal date. If Tenant exercises its options to renew the Lease under this paragraph, the monthly rental shall be at market rate for each renewal period except with respect to the first renewal term as otherwise provided in paragraph 4 below. If the parties cannot agree on the market rate, Landlord and Tenant shall each select an appraiser to assess the market rate of rent at that time. If the appraisals are within ten percent (10%) of each other, the average of the two
(2) appraisals (each an "Initial Appraisal") will be used as the market rate for the renewal period. If the difference in the appraisals is greater than ten percent (10%), the two appraisers will select a third appraiser who will make an analysis of market rental rate, and the results of the third appraisal shall constitute the market rate for purposes of determining rent under this Lease, provided, however, that in no event shall the market rate be less than the amount of the lower Initial Appraisal or exceed the amount of the higher Initial Appraisal. In either case, the market rate as determined hereinabove shall be binding on Landlord and Tenant. Written notice of election to exercise the option to renew the Lease for the first five (5) year option period shall be given to Landlord not less than one hundred eighty (180) days prior to expiration of the original term, and written notice of election to exercise the option to renew the Lease for the second and third five (5) year option periods shall be given to Landlord not less than one hundred eighty (180) days prior to the expiration of the first and second option periods respectively. As used in this Lease, the words "term of this Lease" or "the term" in reference to the duration of this Lease shall include the initial term, and any extensions or renewals thereof, unless the context clearly provides otherwise.

4.  RENT

         Tenant will pay Landlord in advance without demand, deduction or setoff at the address set forth in the notice provision for Landlord or at such other place as Landlord may designate in writing the sum of Forty-Nine Thousand Thirty-Six and 11/100ths Dollars ($49,036.11) per month as rent (the "Initial Monthly Rent") in consecutive monthly installments on or before the first day of each month during the term of this Lease, with the first installment being due and payable October 1, 2004; provided, however, if the Commencement Date is other than the first day of the month, a pro-rated monthly installment shall be paid in advance on the Commencement Date for any fraction of the month in which Commencement Date occurs, provided, further, that if the rent for such month has been previously paid to Landlord in accordance with the pre-existing leases between the parties for the Plant and the Warehouse, then no rent will be due from Tenant under this Lease for the month in which the Commencement Date occurs. Any rent payment not received by five (5) days following written notice that the same is past due shall incur a late charge of five percent (5%) of such delinquent amount to defray Landlord's administrative costs in collecting such unpaid amount, provided, however, that Tenant will not be entitled to more than one (1) notice for default in payment of rent or other monetary obligation during any twelve-month period, and if, within twelve (12) months after any such notice, any subsequent payment of rent or any other monetary obligation has not been received by Landlord within five (5) days of the due date thereof, then the late charge will be assessed without further notice. The Initial Monthly Rent shall be payable throughout the initial term of this Lease. If Tenant elects to renew this Lease in accordance with paragraph 3 above, rent during the first renewal term shall be the sum of Fifty-Two Thousand Three Hundred Forty-Six and 04/100ths Dollars ($52,346.04) per month. Rent for any additional renewal terms shall be at the market rate of rent as set forth in paragraph 3 above.

5.  TAXES

         (a) Obligation for Payment. Tenant will pay all real estate taxes and assessments (collectively the "tax"), and any personal property taxes and assessments assessed, levied, confirmed, or imposed during the term of this Lease, whether or not now customary or within the contemplation of Landlord and
Tenant:

                  (1) upon, measured by, or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures, and other personal property located in the Premises, or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, regardless of whether title to the improvements is in Tenant or Landlord; and

                  (2) upon the Premises and all personal property, furniture, fixtures, and equipment, and all replacements, improvements, or additions to them, owned by Tenant.

Landlord shall furnish Tenant with copies of all tax bills on the Premises promptly upon receipt thereof and in sufficient time to allow Tenant to determine whether or not to contest any increase in tax in accordance with paragraph 5(e) below.

         (b) Taxes Payable in Installments. If, by law, any tax may at the option of the taxpayer be paid in installments (whether or not interest accrues on the unpaid balance of the tax), Tenant may exercise the option to pay the tax (and any accrued interest on the unpaid balance of the tax) in installments; in that event, Tenant will pay the installments that become due during the term of this Lease as they become due and before any fine, penalty, further interest, or cost may be added to them.

         (c) Taxes for Period Other Than Term. Any tax, including taxes that have been converted into installment payments, relating to a fiscal period of the taxing authority, a part of which period is included within the term and a part of which is included in a period of time prior to the commencement or after the end of the term, whether or not such tax or installments are assessed, levied, confirmed, imposed upon or in respect of, or become a lien upon the Premises, or become payable, during the term of this Lease, will be adjusted between Landlord and Tenant as of the commencement or end of the term of this Lease, so that Tenant will pay that portion of the tax or installment which the part of the fiscal period included in the term bears to the fiscal period, and Landlord will pay the remainder.

         (d) Other Impositions. Tenant will not be obligated to pay local, state, or federal net income taxes assessed against Landlord; local, state, or federal capital levy of Landlord; or sales, excise, franchise, gift, estate, succession, inheritance, or transfer taxes of Landlord.

         (e) Right to Contest Taxes. Tenant, at Tenant's option, will have the right to contest the amount or validity, in whole or in part, of any tax by appropriate proceedings diligently conducted in good faith, only after paying the tax or posting such security as Landlord may reasonably require in order to protect the Premises against loss or forfeiture. Upon the termination of those proceedings, Tenant will pay the amount of the tax or part of the tax as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties, or other related liabilities. Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord. In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from any of those costs and expenses.

6.  UTILITIES

         Tenant will pay the appropriate suppliers for all water, gas, electricity, light, heat, telephone, power, and other utilities and communications services used by Tenant on the Premises during the term, whether or not the services are billed directly to Tenant, provided that if such charges are billed to Landlord then Landlord must provide copies of such bills to Tenant in a timely manner. Landlord represents and warrants that it has obtained all necessary permits, licenses or other authorizations required for the lawful and proper installation and maintenance upon the Premises of presently existing wires, pipes, conduits, tubes and other equipment and appliances for use in supplying any of the services to and upon the Premises. Tenant will also procure, or cause to be procured, without cost to Landlord, any and all necessary additional permits, licenses, or other authorizations required for the lawful and proper installation and maintenance upon the Premises of wires, pipes, conduits, tubes, and other equipment and appliances for use in supplying any of the services to and upon the Premises. Landlord, upon request of Tenant, and at the sole expense and liability of Tenant, will join with Tenant in any application required for obtaining or continuing any of the services.

7.  INSURANCE

         (a) "All-Risk" Coverage. Tenant will, at its sole expense, obtain and keep in force, during the term of this Lease, "all-risk" coverage insurance (including earthquake and flood insurance) naming Landlord and Tenant as their interests may appear and other parties that Landlord or Tenant may designate as additional insureds in the customary form in the City of Atlanta for buildings and improvements of similar character, on all buildings and improvements now or after this date located on the Premises. The amount of the insurance will be the replacement cost of the Premises as reasonably determined by Landlord from time to time during the term of this Lease.

         (b) General Liability. Tenant will, at its sole expense, obtain and keep in force during the term of this Lease commercial general liability insurance with a combined single limit of not less than Five Million Dollars ($5,000,000.00) for injury to or death of any one person, for injury to or death of any number of persons in one occurrence, and for damage to property, insuring against any and all liability of Tenant, including without limitation coverage for contractual liability, broad form property damage, and non-owned automobile liability, with respect to the Premises or arising out of the maintenance, use, or occupancy of the Premises. Tenant shall cause Landlord, and its respective agents, and the mortgagee, if any, of the fee interest, or such other persons as Landlord or such mortgagee shall from time to time require, to be additional insureds as their interests may appear under the policy or policies carried by Tenant under this paragraph 7(b), but with a special endorsement, if necessary, to insure Landlord that any acts of Tenant (or anyone for whose acts Tenant is responsible or liable, including its employees, agents, officers or affiliates) shall not invalidate or preclude coverage for Landlord. The insurance will insure the performance by Tenant of the indemnity agreement as to liability for injury to or death of persons and damage to property set forth in paragraph 19. The insurance will be noncontributing with any insurance that may be carried by Landlord. The limits and coverage of all the insurance will be adjusted by agreement of Landlord and Tenant at the end of every third year during the term of this Lease.

         (c) Other Matters. All insurance required in this paragraph and all renewals of it will be issued by companies authorized to transact business in the State of Georgia, and rated at least A Class X by Best's Insurance Reports (property liability) or reasonably approved by Landlord. All insurance policies will be subject to reasonable approval by Landlord and any lender as to form and substance; will expressly provide that the policies will not be canceled or altered without thirty (30) days' prior written notice to Landlord and any lender, in the case of "all-risk" coverage insurance, and to Landlord, in the case of general liability insurance; and will, to the extent obtainable, provide that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance will affect or limit the obligation of the insurance company to pay the amount of any loss sustained. Tenant may satisfy its obligation under this paragraph by appropriate endorsements of its blanket insurance policies.

         (d) Additional Insureds. All policies of liability insurance that Tenant is obligated to maintain according to this Lease (other than any policy of workmen's compensation insurance) will name Landlord and such other persons or firms as Landlord specifies from time to time as additional insureds. Certificates of insurance naming Landlord, and any others specified by Landlord, as additional insureds will be delivered to Landlord prior to Tenant's occupancy of the Premises and from time to time at least ten (10) days prior to the expiration of the term of each policy. All public liability, property damage liability, and casualty policies maintained by Tenant will be written as primary policies, not contributing with and not in excess of coverage that Landlord may carry.

         (e) Waiver. Landlord and Tenant waive all rights to recover against each other or against any other Tenant or occupant of the building, or against the officers, directors, shareholders, partners, joint venturers, employees, agents, customers, invitees, or business visitors of each of theirs or of any other Tenant or occupant of the building, for any loss or damage arising from any cause covered by any insurance required to be carried by each of them pursuant to this paragraph 7 or any other insurance actually carried by each of them. Landlord and Tenant will cause their respective insurers to issue appropriate waiver of subrogation rights endorsements to all policies of insurance carried in connection with the building or the Premises or the contents of either of them (other than any policy or workmen's compensation insurance or automobile insurance). Tenant will cause all other occupants of the Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims similar to the waiver in this paragraph and to obtain such waiver of subrogation rights endorsements.

8.  USE

         The Premises will be used for: warehousing, distribution, and manufacturing of packaging and related products and office and other incidental uses related thereto.

9. COMPLIANCE WITH LAWS

         (a) Tenant's Obligations. Tenant will not use or occupy, or permit any portion of the Premises to be used or occupied:

                  (1) in violation of any law, ordinance, order, rule, regulation, certificate of occupancy, or other governmental requirement;

                  (2) for any disreputable business or purpose; or

                  (3) in any manner or for any business or purpose (other than in the ordinary course of the Tenant's business of manufacturing and distribution of paper products) that creates risks of fire or other hazards, or that would in any way violate, suspend, void, or increase the rate of fire or liability or any other insurance of any kind at any time carried by Landlord upon all or any part of the building in which the Premises are located or its contents.

Tenant will comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of the Premises, and all rules, orders, regulations, and requirements of the board of fire underwriters or insurance service office, or any other similar body, having jurisdiction over the building in which the Premises are located.

         (b) The Parties Obligations with Respect to Environmental Laws.

                  (1) The Landlord represents that the Premises and the operations conducted at the Premises have at all times been in full compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to pollution, public health and safety and protection of the environment, including, without limitation, laws relating to the release, generation manufacture, storage, treatment, transportation, use, handling or disposal of Hazardous Material (as defined in subparagraph 8 below) (collectively, the "Environmental Laws"). Furthermore, there has not been any release, storage, treatment, transportation or disposal of any Hazardous Material (as defined in subparagraph (8) below) on, in under or from the Premises.

                  (2) Landlord agrees to indemnify, defend (with counsel reasonably acceptable to Tenant and at Landlord's sole cost and expense) and hold Tenant and Tenant's affiliates, shareholders, directors, officers, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, proceedings, damages (including consequential damages), disbursements or expenses of any kind (including reasonable attorneys' and experts' fees and expenses as well as fees and expenses incurred in investigating, defending or prosecuting any litigation, claim or proceeding) that may at any time be imposed upon, incurred by or asserted or awarded against Tenant or any of them in connection with or arising out of the following if it occurred prior to September 14, 2004, to wit:

                           (i) any Hazardous Material on, in, under or
affecting all or any portion of the Premises;

                           (ii) any misrepresentation, inaccuracy or breach of
any warranty, covenant or agreement contained or referred to in this paragraph;

                           (iii) any violation or claim of violation of any
Environmental Law occurring prior to September 14, 2004 and any violation or claim of violation of any Environmental Law occurring after September 14, 2004 and which is based on a condition or violation existing as of September 14, 2004; or

                           (iv) the imposition of any lien for the recovery of
any costs for environmental cleanup or other response costs relating to the release or threatened release of Hazardous Material.

This indemnification is the ongoing obligation of Landlord and will survive termination of this Lease.

                  (3) Tenant and the Premises will remain in compliance with all applicable Environmental Laws. All governmental permits relating to the use or operation of the Premises required by applicable Environmental Laws are and will remain in effect, and Tenant will comply with them.

                  (4) Tenant will not permit to occur any release, storage, treatment, or disposal of any Hazardous Material in, on, under or from the Premises, except for inventories of any such Hazardous Materials to be used, and wastes generated therefrom, in the ordinary course of business of the Tenant (which inventories and wastes, if any, were and are stored or disposed of in accordance with applicable Environmental Laws and in a manner such that there has been no release or threatened release of any such substances). Tenant will promptly notify Landlord, in writing, if Tenant has or acquires notice or knowledge that any Hazardous Material has been or is threatened to be released on, in, under, or from the Premises.

                  (5) Tenant will promptly notify Landlord and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to the condition of the Premises or compliance with Environmental Laws.

                  (6) Landlord will have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Tenant will cooperate in the conduct of those audits.

                  (7) Tenant agrees to indemnify, defend (with counsel reasonably acceptable to Landlord and at Tenant's sole cost and expense), and hold Landlord and Landlord's affiliates, shareholders, directors, officers, employees, and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including reasonable attorneys' and experts' fees and expenses as well as fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, or asserted or awarded against Landlord or any of them in connection with or arising from and after the date of this Lease from or out of:

                           (A) any Hazardous Material that the Tenant released,
stored, treated, disposed of, or caused to be release on, in, under, or affecting all or any portion of the Premises;

                           (B) any misrepresentation, inaccuracy, or breach of
any warranty, covenant, or agreement contained or referred to in this paragraph;

                           (C) any violation or claim of violation by Tenant of
any Environmental Law; or

                           (D) the imposition of any lien for the recovery of
any costs for environmental cleanup or other response costs relating to the release or threatened release of Hazardous Material that the Tenant released or caused to be released.

This indemnification is the ongoing obligation of Tenant and will survive termination of this Lease.

                  (8) For purposes of this Lease, "Hazardous Material" means:

                           (A) "hazardous substances" or "toxic substances" as
those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. ss.9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. ss.1802, both as amended to this date and as amended after this date;

                           (B) "hazardous wastes," as that term is defined by
the Resource Conservation and Recovery Act (RCRA), 42 U.S.C. ss.6902, et seq., as amended to this date and as amended after this date;

                           (C) any pollutant, contaminant, or hazardous,
dangerous, or toxic chemical, material, or substance within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to this date or as amended after this date;

                           (D) crude oil or any fraction of it that is liquid
at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute);

                           (E) any radioactive material, including any source,
special nuclear, or by-product material as defined at 42 U.S.C. ss.2011, et seq., as amended to this date or as amended after this date;

                           (F) asbestos in any form or condition; and

                           (G) polychlorinated biphenyls (PCB's) or substances
or compounds containing PCB's.

         (c) Right to Contest Laws. Tenant will have the right to contest by appropriate proceedings diligently conducted in good faith in the name of Tenant, or, with the prior consent of the Landlord, in the name of Landlord, or both, without cost or expense to Landlord, the validity or application of any law, ordinance, order, rule, regulation, or legal requirement of any nature. If compliance with any law, ordinance, order, rule, regulation, or requirement may legally be delayed pending the prosecution of any proceeding, without incurring any lien, charge, or liability of any kind against the Premises, or Tenant's interest in the Premises, and without subjecting Tenant or Landlord to any liability, civil or criminal, for failure so to comply, Tenant may delay compliance until the final determination of the proceeding. Even if a lien, charge, or liability may be incurred by reason of delay, Tenant may contest and delay, so long as (1) the contest or delay does not subject Landlord to criminal liability and (2) Tenant furnishes to Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any contest or delay. Landlord will not be required to join any proceedings referred to in this paragraph unless the provision of any applicable law, rule, or regulation at the time in effect requires that the proceedings be brought by or in the name of Landlord, or both. In that event Landlord will join the proceedings or permit them to be brought in its name if Tenant pays all reasonable expenses related thereto.

10. ASSIGNMENTS AND SUBLEASES

         For so long as the note by Packaging Dynamics Corporation ("Guarantor") to Mr. Gaby A. Ajram ("Mr. Ajram") of even date herewith in the original principal amount of Seven Million Dollars ($7,000,000.00) (the "Note") remains outstanding, Tenant may neither assign nor sublease all or part of the Premises without Landlord's prior written consent, which may be withheld in the sole discretion of Landlord. Thereafter, Tenant may assign this Lease in whole or in part or sublease all or part of the Premises with Landlord's prior written consent which will not be unreasonably withheld or delayed. Notwithstanding anything to the contrary contained herein, Tenant may assign this Lease or sublet all or a portion of the Premises without Landlord's consent but with prior notice to Landlord to any person, corporation, or other entity that controls, or is controlled by, or is under common control with Tenant. Any assignment or subletting pursuant to this paragraph 10 will not affect the liability of the Tenant hereunder.

11.  SIGNS

         Tenant may install signs on the Premises in accordance with federal, state, and local statutes, laws, ordinances, and codes.

12. REPAIRS AND MAINTENANCE

         Tenant will, at its sole cost and expense, maintain the Premises and make repairs, restorations, and replacements to the Premises, including without limitation the heating, ventilating, air conditioning, mechanical, electrical, elevator, plumbing systems, and the fixtures and appurtenances to the Premises as and when needed to preserve them in good working order and condition and regardless of whether the repairs, restorations, and replacements are ordinary or extraordinary, foreseeable or unforeseeable, capital or noncapital, or the fault or not the fault of Tenant, its agents, employees, invitees, visitors, or contractors, provided, however, that the Tenant's obligation to repair shall not extend to any damage, disrepair or replacement caused or required by Landlord's gross negligence or willful misconduct. Any such damage, disrepair or replacement caused or required by Landlord's neglect or fault shall be repaired by Landlord at its sole cost and expense. All repairs, restorations, and replacements will be in quality and class equal to the original work or installations. If Tenant fails to make repairs, restorations, or replacements within thirty (30) days of the delivery of written notice from the Landlord identifying such repairs, Landlord may make them at the expense of Tenant and the expense will be collectible as additional rent to be paid by Tenant within thirty (30) days after delivery of a statement for the expense. The provisions of this paragraph 12 shall not apply in the event of and to the extent any damage or destruction by fire or other casualty or a taking by condemnation by an competent authority, in which events the obligations of Landlord and Tenant shall be controlled as hereinafter otherwise provided in this Lease.

         Tenant shall be responsible for keeping the foundation, roof, and exterior walls of the Premises in good repair as well.

13. ALTERATIONS

         Tenant will not make any structural alterations, additions, or improvements to the Premises without Landlord's prior written consent, which consent will not be unreasonably withheld or delayed. Tenant may, at its own cost and expense, make non-structural alterations, additions and improvements to the Premises provided that the cost of any such project does not exceed $50,000.00. At the time of such consent to any proposed structural alterations, additions or improvements, Landlord shall inform Tenant whether or not Landlord will require Tenant to remove such alterations, additions or improvements at the end of the term of this Lease.

14. END OF TERM

         At the end of the term of this Lease, Tenant will surrender the Premises in the same condition as the Premises were in on the Commencement Date except for ordinary wear and tear and as otherwise provided in this Lease. If Tenant is not then in default, Tenant may remove from the Premises any trade fixtures, equipment, and movable furniture placed in the Premises by Tenant, whether or not the trade fixtures or equipment are fastened to the building. Tenant will not remove any trade fixtures or equipment without Landlord's prior written consent if the trade fixtures or equipment are used in the operation of the building or if the removal of the fixtures or equipment will impair the structure of the building. Whether or not Tenant is then in default, Tenant will remove structural alterations, additions, improvements, trade fixtures, equipment, and furniture that Landlord has requested be removed in accordance with paragraph 13. Tenant will fully repair any damage to the Premises occasioned by the removal of any trade fixtures, equipment, furniture, alterations, additions, and improvements. All trade fixtures, equipment, furniture, alterations, additions, and improvements not so removed will conclusively be deemed to have been abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant or to any other person and without obligation to account for them. Tenant will pay Landlord all expenses incurred in connection with Landlord's disposition of such property, including without limitation the cost of repairing any damage to the building or Premises caused by removal of the property. Tenant's obligation to observe and perform this covenant will survive the end of this Lease.

15. DAMAGE AND DESTRUCTION

         (a) If the Premises are damaged by fire or other insured casualty, Landlord will give Tenant written notice of the time that Landlord has determined in its reasonable discretion will be needed to repair the damage and the election (if any) that Landlord has made according to this section. The notice will be given before the 30th day (the "Notice Date") after the fire or other insured casualty.

         (b) If the Premises or the building are damaged by fire or other insured casualty to an extent Landlord has determined in its reasonable discretion can be repaired within one hundred eighty (180) days after the Notice Date, Tenant will promptly begin to repair the damage and will diligently pursue the completion of such repair. In that event this Lease will continue in full force and effect. All insurance proceeds with respect to any such damage caused by fire or other casualty shall be made fully available to Tenant for use in making the required repairs. To the extent that any lender to the Landlord shall require that such insurance proceeds be paid directly to the lender, the Landlord shall reimburse the Tenant for the cost to repair the damage provided, however, that the Landlord shall not be obligated to reimburse any such costs exceeding the amount of the insurance proceeds.

         (c) If the Premises or the building are damaged by fire or other insured casualty to an extent Landlord has determined in its reasonable discretion cannot be repaired within one hundred eighty (180) days after the Notice Date, then (1) Landlord may cancel this Lease as of the date of the damage by written notice given to Tenant on or before the Notice Date or (2) Tenant may cancel this Lease as of the date of the damage by written notice given to Landlord within thirty (30) days after Landlord's delivery of a written notice that the repairs cannot be made within a one hundred eighty
(180) day period. If neither Landlord nor Tenant so elects to cancel this Lease, Tenant will promptly begin to repair the damage and will diligently proceed to repair the Premises. All insurance proceeds with respect to any such damage caused by fire or other casualty shall be made fully available to Tenant for use in making the required repairs. To the extent that any lender to the Landlord shall require that such insurance proceeds be paid directly to the lender, the Landlord shall reimburse the Tenant for the cost to repair the damage provided, however, that the Landlord shall not be obligated to reimburse any such costs exceeding the amount of the insurance proceeds.

         (d) If the Premises or the building are damaged by uninsured casualty, or if the proceeds of insurance are insufficient to pay for the repair of any damage to the Premises or the building, Tenant will have the option either to elect to repair the damages or to cancel this Lease as of the date of the casualty by written notice to Landlord within thirty (30) days of the date of such casualty.

         (e) If any damage by fire or other casualty is the result of the willful misconduct or gross negligence of Tenant, its agents, contractors, employees, or invitees, Tenant will have no right to terminate this Lease on account of any damage to the Premises regardless of the length of time necessary to effectuate the repairs.

         (f) Rent Abatement. In the event that the Premises are rendered wholly untenantable by fire or other casualty and neither Landlord or Tenant elects to terminate this Lease pursuant to their rights under this paragraph 15, rent and any other charges under this Lease shall be abated for so long as the Premises remain untenantable. In the event the Premises are partially damaged by fire or other casualty but are not rendered wholly untenantable, basic rent and any other charges under this Lease shall be abated in an amount proportional to that part of the Premises that is rendered untenantable for so long as such damage remains unrepaired by Tenant. In the event that either Landlord or Tenant elects to terminate this Lease pursuant to its rights under this paragraph 16, then prepaid rent and any other charges due hereunder will be appropriately prorated to the date of the casualty.

         (g) Damage During Last Three Years. If at any time during the last year of the then current term, the building is so damaged by fire or otherwise that the cost of restoration exceeds fifty percent (50%) of the replacement value of the building (exclusive of foundations) immediately prior to the damage, then Tenant may, within thirty (30) days after such damage, give notice of its election to terminate this Lease, or Landlord may, if Tenant has not exercised its option to renew the Lease, give notice of its election to terminate this Lease , and subject to the further provisions of this paragraph, this Lease will cease to be effective as of the date of the damage. Monthly rent and other charges due hereunder will be apportioned and paid to the time of termination. If this Lease is so terminated, Tenant will have no obligation to repair or rebuild, and the entire insurance proceeds will belong to Landlord except to the extent that the insurance proceeds relate to the personal property of Tenant.

16. CONDEMNATION

         (a) Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right (in either case a "taking"), all of the Premises are taken, or if so much of the Premises are taken that the Premises (even if the restorations described in paragraph 16(b) were to be made) cannot be used by Tenant for the purposes for which they were used immediately before the taking, this Lease will end on the earlier of the vesting of title to the Premises in the condemning authority or the taking of possession of the Premises by the condemning authority (in either case the "Condemnation Date"). If this Lease ends according to this paragraph 16(a), prepaid rent and any other charges due hereunder will be appropriately prorated to the Condemnation Date. The award in a taking subject to this paragraph 16(a) will be allocated according to paragraph 16(d).

         (b) Partial Taking. If, after a taking, so much of the Premises remains that the Premises can be used for substantially the same purposes for which they were used immediately before the taking:

                  (1) this Lease will end on the Condemnation Date as to the part of the Premises which is taken;

                  (2) prepaid rent will be appropriately allocated to the part of the Premises which is taken and prorated to the Condemnation Date;

                  (3) beginning on the day after the Condemnation Date, rent for so much of the Premises as remains will be reduced in the proportion of the floor area of the building remaining after the taking to the floor area of the building before the taking;

                  (4) Landlord will keep the balance of the net award.


         (c) Tenant's Award. In connection with any taking subject to paragraph 16(a) or 16(b), Tenant may prosecute its own claim by separate proceedings against the condemning authority for damages legally due to it (such as the loss of fixtures which Tenant was entitled to remove and moving expenses) only so long as Tenant's award does not diminish or otherwise adversely affect Landlord's award.

         (d) Allocation of an Award for a Total Taking. If this Lease ends according to paragraph 16(a), the condemnation award will be paid in the order in this paragraph 16(d) to the extent it is sufficient:

                  (1) First, Landlord will be reimbursed for its reasonable attorneys' fees, appraisal fees, and other costs incurred in prosecuting the claim for the award.

                  (2) Second, any lender whose loan is secured by the Premises will be paid the principal balance of its loan, plus accrued and unpaid interest, and any other charges due on payment.

                  (3) Third, Landlord will be paid the value at the time of the award of lost rent and the reversion to the extent they exceed the amount paid to Landlord's lender.

                  (4) Fourth, Tenant will be paid its adjusted book value as of the date of the taking of its improvements (excluding trade fixtures) made to the Premises. In computing its adjusted book value, improvements will be conclusively presumed to have been depreciated or amortized for federal income tax purposes over their useful lives with a reasonable salvage value.

                  (5) Fifth, the balance will be divided equally between Landlord and Tenant.

17. SUBORDINATION

         (a) General. This Lease and Tenant's rights under this Lease are subject and subordinate to any first mortgage, first deed of trust, or other first lien encumbrance or indenture, together with any renewals, extensions, modifications, consolidations, and replacements of them, which now or at any subsequent time affect the Premises, any interest of Landlord in the Premises, or Landlord's interest in this Lease and the estate created by this Lease (except to the extent that any such instrument expressly provides that this Lease is superior to it). This provision will be self-operative and no further instrument of subordination will be required in order to effect it. Nevertheless, Tenant will promptly execute, acknowledge and deliver to Landlord, at any time and from time to time, within twenty (20) days of the written request of Landlord, any documents as may be reasonably requested by Landlord, or any mortgagee, or any holder of a deed of trust or other instrument described in this paragraph, to confirm or effect the subordination provided that the holder of such mortgage, deed of trust or other lien agrees that in the event it forecloses such mortgage, deed of trust or other lien or otherwise succeeds to the interests of Landlord in the Premises, it will not disturb Tenant's possession or use of the Premises so long as Tenant is not in default under this Lease beyond any applicable notice and cure or grace periods.

         (b) Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in subparagraph (a) succeeds to Landlord's interest in the Premises, Tenant will pay to it all rents subsequently payable under this Lease. Tenant will, upon request of anyone so succeeding to the interest of Landlord, automatically become the Tenant of, and attorn to, the successor in interest without change in this Lease provided that the parties succeeding to the interest of Landlord shall agree to assume Landlord's obligations under this Lease, in writing. Landlord agrees that it shall promptly provide to Tenant after receipt a copy of any notice of foreclosure affecting the Premises. Within twenty (20) days of written request by the successor in interest, Tenant will execute, acknowledge, and deliver an instrument or instruments confirming the attornment. The instrument of attornment will also provide that the successor in interest will not disturb Tenant in its possession or use of the Premises in accordance with this Lease so long as Tenant is not in default under this Lease beyond any applicable notice and cure or grace periods.

18. LANDLORD'S ACCESS

         Landlord, its agents, employees, and contractors may enter the Premises at any time in response to an emergency, and at reasonable times during normal business hours, upon not less than 24 hours prior written notice to Tenant, to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders, or Tenants, (c) determine whether Tenant is complying with its obligations in this Lease, or (d) post notices of nonresponsibility or similar notices. Landlord shall use reasonable efforts not to interfere with the business operations of Tenant. Tenant waives any claim on account of any injury or inconvenience to Tenant's business, interference with Tenant's business, loss of occupancy or quiet enjoyment of the Premises, or any other loss occasioned by the entry except to the extent that the same is the result of Landlord's gross negligence or willful misconduct. Landlord will at all times have a key with which to unlock all of the doors in the Premises (excluding Tenant's vaults, safes, and similar areas designed in writing by Tenant in advance). Landlord will have the right to use any means Landlord may deem proper to open doors in the Premises and to the Premises in an emergency in order to enter the Premises. No entry to the Premises by Landlord by any means will be a forcible or unlawful entry into the Premises or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any part of the Premises, nor will any entry entitle Tenant to damages or an abatement of rent or other charges which this Lease requires Tenant to pay; provided, however, to the extent any such entry renders the Premises unsuitable for its permitted uses for ten (10) consecutive days or more and such interruption or impairment is due to Landlord's negligence or intentional misconduct, rent shall be abated for the number of days the interruption or impairment renders the Premises unsuitable for its permitted uses.

19. INDEMNIFICATION, WAIVER AND RELEASE

         (a) (a) Indemnification by Tenant. Tenant will indemnify Landlord, its agents, and employees against, and hold Landlord, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees and court costs) incurred in connection with or arising from:

                  (1) the use or occupancy of the Premises by Tenant or any person claiming under Tenant;

                  (2) any activity, work, or thing done or permitted or suffered by Tenant in or about the Premises;

                  (3) any acts, omissions, or negligence of Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant or any person while such persons are in or about the Premises;

                  (4) any breach, violation, or nonperformance by Tenant, any person claiming under Tenant, or the employees, agents, contractors, invitees, or visitors of Tenant, or any person of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind; or

                  (5) except for loss of use of all or any portion of the Premises or Tenant's property located within the Premises that is proximately caused by or results proximately from the negligence of Landlord, any injury or damage to the person, property, or business of Tenant or its employees, agents, contractors, invitees, visitors, or any other person entering upon the Premises under the express or implied invitation of Tenant.

         (b) Indemnification by Landlord. Landlord will indemnify Tenant, its agents, and employees against, and hold Tenant, its agents, and employees harmless from, any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities, judgments, and expenses (including without limitation reasonable attorneys' fees and court costs) incurred in connection with or arising from Landlord's or its employees', agents' or contractors' gross negligence or willful misconduct.

If any action or proceed is brought against Tenant, its employees, or agents as a result of Landlord's gross negligence or willful and wanton misconduct, Landlord, upon notice from Tenant, will defend such claim at Landlord's expense with counsel reasonably satisfactory to Tenant.

If any action or proceeding is brought against Landlord, its employees, or agents by reason of any claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord.

         (b) Waiver and Release. Tenant waives and releases all claims against Landlord, its employees, and agents with respect to all matters for which Landlord has disclaimed liability pursuant to the provisions of this Lease. In addition, Tenant agrees that Landlord, its agents, and employees will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft; act of God; public enemy; injunction; riot; strike; insurrection; war; court order; requisition; order of governmental body or authority; fire; explosion; falling objects; steam, water, rain or snow; leak or flow of water (including water from the elevator system), rain or snow from the Premises or into the Premises or from the roof, street, subsurface, or from any other place, or by dampness, or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the building; or from construction, repair, or alteration of the Premises or from any acts or omissions of any visitor of the Premises; or from any cause beyond Landlord's control unless caused by the willful act or negligence of Landlord, its agents or its visitors and provided that any repairs resulting from the above acts are not otherwise the responsibility of Landlord under this Lease..

20. COVENANT OF QUIET ENJOYMENT

         So long as Tenant pays the rent and performs all of its obligations in this Lease, Tenant's possession of the Premises will not be disturbed by Landlord, or anyone claiming by, through or under Landlord, or by the holders of the mortgages described in paragraph 17.

21. LIMITATION ON TENANT'S RECOURSE

         Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Premises, is to the interest of Landlord, and any successor, in the Premises. Tenant will not have any right to satisfy any judgment which it may have against Landlord, or any successor, from any other assets of Landlord, or any successor.


22.  DEFAULT

         (a) Cure. If Tenant fails to pay when due amounts payable under this Lease or to perform any of its other obligations under this Lease within the time permitted for its performance, then Landlord, after five (5) days written notice for monetary defaults and thirty (30) days written notice for non-monetary defaults to Tenant and without waiving any of its rights under this Lease, may (but will not be required to) pay the amount or perform the obligation, provided, however, that Landlord shall not be required to provide notice of nonpayment of rent more than one (1) time in any twelve (12) month period, and if within twelve (12) months after any notice, there is additional failure to pay rent that continues for five (5) days after the date such payment became due, then an event of default will have occurred without further notice.

         All amounts so paid by Landlord and all costs and expenses incurred by Landlord in connection with the enforcement of any obligations (together with interest at the prime rate from the date of Landlord's payment of the amount or incurring of each cost or expense until the date of full repayment by Tenant) will be payable by Tenant to Landlord on demand.

         (b) Events of Default. The following occurrences are "events of default":

                  (1) Tenant defaults in the due and punctual payment of rent or other monetary obligations to Landlord or other third parties, and the default continues after the written notice contemplated by Paragraph 22(a) is sent by Landlord; provided, however, Tenant will not be entitled to more than one (1) notice for default in payment of rent or other monetary obligation during any twelve-month period, and if, within twelve (12) months after any such notice, there is additional failure to pay rent that continues for five
(5) days after the date such payment became due, then an event of default will have occurred without further notice.;

                  (2) Tenant vacates or abandons the Premises;

                  (3) This Lease or the Premises or any part of the Premises is taken upon execution or by other process of law directed against Tenant, or is taken upon or subjected to any attachments by any creditor of Tenant or claimant against Tenant, and the attachment is not discharged within forty-five
(45) days after its levy;

                  (4) Tenant files a petition in bankruptcy or insolvency or for reorganization or arrangement under the bankruptcy laws of the United States or under any insolvency act of any state, or is dissolved, or makes an assignment for the benefit of creditors;

                  (5) Involuntary proceedings under any bankruptcy laws or insolvency act or for the dissolution of Tenant are instituted against Tenant, or a receiver or trustee is appointed for all or substantially all of Tenant's property, and the proceeding is not dismissed or the receivership or trusteeship is not vacated within sixty (60) days after institution or appointment;

                  (6) Tenant fails to take possession of the Premises on the Commencement Date of the term;

                  (7) Tenant breaches any of the other agreements, terms, covenants, or conditions that this Lease requires Tenant to perform, and the breach continues for a period of thirty (30) days after notice is sent by Landlord to Tenant contemplated by Paragraph 22(a); provided, however, that if such default is not reasonably capable of being cured within such thirty (30) day period, then no event of default shall occur if Tenant commences the cure of such default within such thirty (30) day period and thereafter diligently prosecutes such cure to completion;

                  (8) an Event of Default (as defined in the Note) shall have occurred and be continuing under the Note; or

                  (9) an event of default of Guarantor shall have occurred and be continuing under Section 6 of the Non-Competition Agreement, dated as of the date hereof, between Mr. Ajram and Guarantor.

         (c) Remedies. If any one or more events of default set forth in paragraph 22(b) occurs, then Landlord may, at its election, either:

                  (1) give Tenant written notice of its intention to terminate this Lease on the date of the notice or on any later date specified in the notice, and, on the date specified in the notice, Tenant's right to possession of the Premises will cease and the Lease will be terminated, except as to Tenant's liability set forth in this paragraph 22(c)(1), as if the date fixed in the notice were the end of the term of this Lease. If this Lease is terminated pursuant to the provisions of this subparagraph (1), Tenant will remain liable to Landlord for damages in an amount equal to the rent and other sums that would have been owing by Tenant under this Lease for the balance of the term if this Lease had not been terminated, less the net proceeds, if any, of any reletting of the Premises by Landlord subsequent to the termination, after deducting all Landlord's reasonable expenses in connection with reletting, including without limitation the expenses set forth in paragraph 22(c)(2). Landlord will be entitled to collect damages from Tenant monthly on the days on which the rent and other amounts would have been payable under this Lease if this Lease had not been terminated, and Landlord will be entitled to receive damages from Tenant on each day.

or

                  (2) without demand or notice, re-enter and take possession of the Premises or any part of the Premises; repossess the Premises as of the Landlord's former estate; expel the Tenant from the Premises and those claiming through or under Tenant; and remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of rent or preceding breach of covenants or conditions. If Landlord elects to re-enter as provided in this paragraph 22(c)(2), or if Landlord takes possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Lease, relet the Premises or any part of the Premises, either alone or in conjunction with other portions of the building of which the Premises are a part, in Landlord's or Tenant's name but for the account of Tenant, for the term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Premises) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the rents for the Premises. Landlord will not be responsible or liable for any failure to relet the Premises, or any part of the Premises, or for any failure to collect any rent due upon the reletting. No re-entry or taking possession of the Premises by Landlord will be construed as an election on Landlord's part to terminate this Lease unless a written notice of the intention is given to Tenant. No notice from Landlord under this Lease or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Lease unless the notice specifically says so. Landlord reserves the right following any re-entry or reletting, or both, to exercise its right to terminate this Lease by giving Tenant written notice, and in that event the Lease will terminate as specified in the notice. If Landlord elects to take possession of the Premises according to this paragraph 22(c)(2) without terminating the Lease, Tenant will pay Landlord the rent and other sums which would be payable under this Lease if the repossession had not occurred, less the net proceeds, if any, of any reletting of the Premises after deducting all of Landlord's reasonable expenses incurred in connection with the reletting, including without limitation all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alteration, remodeling and repair costs, and expenses of preparation for the reletting. If, in connection with any reletting, the new lease term extends beyond the existing term, or the Premises covered by the reletting include areas that are not part of the Premises, a fair apportionment of the rent received from the reletting and the expenses incurred in connection with the reletting will be made in determining the net proceeds received from reletting. In addition, in determining the net proceeds from reletting, any rent concessions will be apportioned over the term of the new lease. Tenant will pay the amounts to Landlord monthly on the days on which the rent and all other amounts owing under this Lease would have been payable if possession had not been retaken, and Landlord will be entitled to receive the rent and other amounts from Tenant on each day.

23.  MEDIATION

         (a) The parties to this Lease agree that any and all disputes, controversies or claims (each, a "Dispute") arising out of or relating to this Lease, or the breach hereof, shall be submitted for mediation in a mutually agreeable location. Either party may commence mediation by providing to the other party a written request for mediation (a "Dispute Notice"), setting forth the subject of the dispute and the relief requested. The parties will cooperate with one another in selecting a mediator from a panel of neutrals, and in scheduling the mediation proceedings. The parties covenant that they will participate in the mediation in good faith, and that they will share equally in its costs. All offers, promises, conduct and statements, whether oral or written, made in the course of the mediation by any of the parties, their agents, employees, experts and attorneys, and by the mediator, are confidential, privileged and inadmissible for any purpose, including impeachment, in any arbitration or court proceeding involving the parties, provided that evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation.

         (b) If the Dispute has not been resolved in accordance with Section 23(a) within ninety (90) calendar days after receipt of a Dispute Notice, then either party may take any action or exercise any remedy available to it by appropriate legal proceedings against the other party.

24. MISCELLANEOUS

         (a) Holding Over. If Tenant remains in possession of the Premises after the end of this Lease, Tenant will occupy the Premises as a Tenant from month to month, subject to all conditions, provisions, and obligations of this Lease in effect on the last day of the term except for Monthly Rent which shall be 150% of the Monthly Rent which was payable on the first day of the last month of the lease term or any renewal thereof.

         (b) Estoppel Certificates. Within no more than fifteen (15) days after written request by Landlord, Tenant will execute, acknowledge, and deliver to Landlord a certificate stating:

                  (1) that this Lease is unmodified and in full force and effect, or, if the Lease is modified, the way in which it is modified accompanied by a copy of the modification agreement;

                  (2) the date to which rental and other sums payable under this Lease have been paid;

                  (3) that no notice has been received by Tenant of any default which has not been cured, or, if the default has not been cured, what Tenant intends to do in order to effect the cure, and when it will do so;

                  (4) that Tenant has accepted and occupied the Premises;

                  (5) that Tenant has no claim or offset against Landlord, or, if it does, stating the date of the assignment and assignee (if known to Tenant); and

                  (6) other matters as may be reasonably requested by Landlord.

Any certificate may be relied upon by any prospective purchaser of the Premises and any prospective mortgagee or beneficiary under any deed of trust or mortgage encumbering the Premises. If Landlord submits a completed certificate to Tenant, and if Tenant fails to object to its contents within fifteen (15) days after its receipt of the completed certificate, the matters stated in the certificate will conclusively be deemed to be correct.

         (d) No Waiver. No waiver of any condition or agreement in this Lease by either Landlord or Tenant will imply or constitute a further waiver by such party of the same or any other condition or agreement. No act or thing done by Landlord or Landlord's agents during the term of this Lease will be deemed an acceptance of a surrender of the Premises, and no agreement to accept the surrender will be valid unless in writing signed by Landlord. The delivery of Tenant's keys to any employee or agent of Landlord will not constitute a termination of this Lease unless Landlord has entered into a written agreement to that effect. No payment by Tenant, or receipt from Landlord, of a lesser amount than the rent or other charges stipulated in this Lease will be deemed to be anything other than a payment on account of the earliest stipulated rent. No endorsement or statement on any check or any letter accompanying any check or payment as rent will be deemed an accord and satisfaction. Landlord will accept the check for payment without prejudice to Landlord's right to recover the balance of the rent or to pursue any other remedy available to Landlord. If this Lease is assigned, or if the Premises or any part of the Premises are sublet or occupied by anyone other than Tenant, Landlord may collect rent from the assignee, subtenant, or occupant and apply the net amount collected to the rent reserved in this Lease. No collection will be deemed a waiver of the covenant in this Lease against assignment and subletting; the acceptance of the assignee, subtenant, or occupant as Tenant; or a release of Tenant from the complete performance by Tenant of its covenants in this Lease.

         (e) Authority. Each of the persons executing this Lease on behalf of Tenant warrants to Landlord that Tenant is a duly authorized and existing corporation, that Tenant is qualified to do business in the state in which the Premises are located, that Tenant has full right and authority to enter into this Lease, and that each and every person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant will provide evidence satisfactory to Landlord confirming these representations. Each of the persons executing this Lease on behalf of Landlord warrants to Tenant to Landlord is a duly authorized and existing limited partnership, that Landlord is qualified to do business in the state in which the Premises are located, that Landlord has full right and authority to enter into this Lease, and that each and every person signing on behalf of Landlord is authorized to do so. Upon Tenant's request, Landlord will provide evidence satisfactory to Tenant confirming these representations.

         (f) Notices. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be deemed given if delivered by certified or registered mail (first class postage prepaid) or guaranteed overnight delivery to the following addresses (or to such other addresses which any party shall designate in writing to the other parties):

         Landlord:           GHGA Properties, L.P.
                             Mr. Gaby A. Ajram
                             c/o Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                             One Securities Centre, Suite 400
                             3490 Piedmont Road, NE
                             Atlanta, Georgia 30305
                             Attn:  Albert L. Labovitz, Esq.

         with a copy to:     Ellis, Funk, Goldberg, Labovitz & Dokson, P.C.
                             One Securities Centre, Suite 400
                             3490 Piedmont Road, NE
                             Atlanta, Georgia 30305
                             Attn:  Albert L. Labovitz, Esq.

         Tenant              Papercon, Inc.
                             c/o Packaging Dynamics Corporation
                             3900 West 43rd Street
                             Chicago, Illinois 60632
                             Attn:  Frank V. Tannura

         with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                             333 West Wacker Drive
                             Suite 2100
                             Chicago, Illinois 60606
                             Attn:  William R. Kunkel, Esq.

         Guarantor:          Packaging Dynamics Corporation
                             3900 West 43rd Street
                             Chicago, Illinois 60632
                             Attn:  Frank V. Tannura

         with a copy to:     Skadden, Arps, Slate, Meagher & Flom LLP
                             333 West Wacker Drive
                             Suite 2100
                             Chicago, Illinois 60606
                             Attn:  William R. Kunkel, Esq.

Either Landlord or Tenant may change its address or addressee for purposes of this paragraph by giving ten (10) days' prior notice according to this paragraph. Any notice from Landlord to Tenant will be deemed to have been given if delivered to the Premises, addressed to Tenant, whether or not Tenant has vacated or abandoned the Premises.

         (g) Attorneys' Fees. If Landlord and Tenant litigate any provision of this Lease or the subject matter of this Lease, the unsuccessful litigant will pay to the successful litigant all costs and expenses, including reasonable attorneys' fees and court costs, incurred by the successful litigation at trial and on any appeal. If, without fault, either Landlord or Tenant is made a party to any litigation instituted by or against the other, the other will indemnify the faultless one against all loss, liability, and expense, including reasonable attorneys' fees and court costs, incurred by it in connection with the litigation.

         (h) Binding Effect. This Lease will inure to the benefit of, and will be binding upon, Landlord's successors and assigns. This Lease will inure to the benefit of, and will be binding upon, the Tenant's successors and assigns so long as the succession or assignment is permitted by paragraph 10.

         (i) Guaranty. This Lease is conditioned upon the execution of a Guaranty by Guarantor in a form substantially similar to the one set for in Exhibit "B" attached hereto.

         (j) Counterparts. This Lease may be executed in one or more counterparts, each of which shall constitute an original, but all of which when taken together, shall constitute but one and the same agreement.

         (k) Memorandum of Lease. At the request of Tenant, Landlord shall execute a memorandum of lease in a form reasonably satisfactory to both Landlord and Tenant with the understanding that such memorandum will be recorded in the real property records of DeKalb County, Georgia.

         (l) Severability; Governing Law. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provision contained herein. The laws of the State of Georgia shall govern the validity, performance and enforcement of this Lease.

         (m) Modifications. Neither this Lease, nor any term or provision hereof may be changed, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

         (n) Headings. The section headings contained herein are intended for convenience of reference and shall not be deemed to define, limit or describe the scope or intent of the respective provisions of the Lease.

         (o) Landlord's Warranties, Representations and Covenants. Landlord warrants, represents and covenants to Tenant that (a) Landlord has a good and valid title to the Premises and (b) Landlord has not received any notice of condemnation with respect to the Premises.

         (p) Leasehold Mortgage. At any time and from time to time, Tenant may freely mortgage, pledge or otherwise encumber its interest in the Premises. Any such mortgage, pledge or other encumbrance shall be referred to as a "Leasehold Mortgage" which Leasehold Mortgage shall at no time be a lien on Landlord's interest in the Premises.

         (q) Tenant's Property. The ownership of and title to all trade fixtures, equipment, signs and other personal property owned by Tenant and located on the Premises ("Tenant's Property") shall remain in Tenant, and Tenant's Property shall be removable from time to time and at the expiration or termination of the term of this Lease, provided that Tenant is not in default hereunder. Landlord shall be deemed to have waived any interest, lien or claim of any nature that Landlord, or its successors, assigns, lenders or agents may now have or hereafter obtain in the Tenant's Property whether by operation of law, contract or otherwise.

         (r) Set-Off Rights. In addition to, and without limiting the Guarantor's rights under Section 9.4 of that certain Acquisition Agreement, dated as of August 6, 2004, by and among the Guarantor, 3141276 Canada Inc., GMG International Inc., Tenant and Mr. Ajram (the "Acquisition Agreement"), Landlord hereby agrees that Tenant shall have the right, but not the obligation, to set-off against Tenant's payment obligations under this Lease, the full amount of any Purchaser Indemnifiable Damages (as such term is defined in the Acquisition Agreement) required to be paid pursuant to Section 9.1 of the Acquisition Agreement. From time to time, if Tenant elects to exercise its set-off rights hereunder, it will give Landlord written notice of such election which includes the amount under this Lease to be set-off, and upon giving of such notice, the amount due in respect of such amount under this Lease shall automatically be reduced by the amount set forth in such notice and such amount shall be deposited into an interest-bearing escrow account with the Escrow Agent (as such term is defined in the Acquisition Agreement) to be held in escrow by such Escrow Agent pending the resolution of claims for Purchaser Indemnifiable Damages. Each of Guarantor and Landlord shall pay one-half of the reasonable fees and out-of-pocket expenses of the Escrow Agent incurred by it in connection with carrying out its duties under this subparagraph 24(r). In the event there is a "final determination" by a court of competent jurisdiction, or if resolved by written mutual agreement of Guarantor and Mr. Ajram, that Guarantor was not entitled to indemnification under Article IX of the Acquisition Agreement with respect to the set-off amount, all such amounts which are so determined to have been wrongfully set-off shall be released from the escrow account to Landlord and the remainder of the set-off amount, if any, shall be released from the escrow account to Guarantor. All interest accrued on the set-off amount shall be paid to Landlord and Guarantor pro rata based on the amount of the escrow account disbursed to such parties pursuant to this subparagraph 24(r). For purposes of this subparagraph 24(r), a determination shall be "final" if any and all appeals therefrom shall have been resolved or if thirty (30) calendar days shall have passed from the rendering of such determination (or of any determination on appeal therefrom) and no party shall have commenced any such appeal therefrom.

         (s) Right of First Refusal. Provided no Event of Default hereunder exists and is continuing, if at any time (and from time to time) during the term of this Lease (including any extensions or renewals thereof), Landlord shall receive an offer to purchase the Plant and/or the Warehouse (each such offer, an "Offer to Purchase") and such Offer to Purchase is acceptable to Landlord, Landlord shall notify Tenant (each such notice, a "Purchase Offer Notice") describing the terms and conditions of such Offer to Purchase. Tenant shall have the continuing right (the "Right of First Refusal") to purchase such Plant and/or Warehouse, as applicable, upon substantially the same terms and conditions set forth in the Purchase Offer Notice by delivering to Landlord a notice (a "Notice of Acceptance") exercising its Right of First Refusal with respect to such Plant or and/or Warehouse, as applicable, within fifteen (15) business days after receipt of the Purchase Offer Notice. In no event shall Landlord enter into any agreement to sell the Premises, the Plant or the Warehouse prior to the delivery of the Purchase Office Notice described herein to Tenant and the expiration of the fifteen (15) business day period for Tenant to provide a Notice of Acceptance to Landlord. If Tenant fails to provide the Notice of Acceptance as provided herein, Tenant shall be deemed to have waived its Right of First Refusal with respect to such Offer to Purchase and Landlord may proceed with the sale of the Plant and/or the Warehouse, as applicable, pursuant to the Offer to Purchase. A waiver of the Right of First Refusal by Tenant with respect to any given Offer to Purchase shall only be a waiver of the specific Offer to Purchase described in the Purchase Offer Notice and shall not be deemed a waiver of any future Offers to Purchase that Landlord may receive. Notwithstanding anything to the contrary provided herein, if at any time Landlord should (a) engage a broker to market the sale of the Plant and/or the Warehouse or (b) otherwise actively solicit bids for the sale of the same, then Landlord shall promptly notify Tenant of its actions. Landlord's obligation to provide notice of its intent to sell the Plant and/or the Warehouse as set forth in the preceding sentence shall in no way relieve Landlord of its obligations to provide Purchase Offer Notices as set forth in this paragraph.

         (t) Dispute Costs. In the event of a Dispute which is ultimately resolved by a court of competent jurisdiction, the non-prevailing party will reimburse the prevailing party for its reasonable costs and expenses (including, without limitation, legal fees and expenses) incurred in connection with such action.





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

         Landlord and Tenant have executed this Lease as of the first date in this Lease.

                                         LANDLORD:  GHGA PROPERTIES, L.P.
Sworn to and subscribed
before me, this 9th day
of September, 2004.                      By:  /s/ Gaby Ajram
                                            ----------------------------------
                                              Gaby Ajram, President of
 /s/ Albert L. Labovitz                       GHGA Management, Inc.,
---------------------------                   General Partner
Notary Public

                                         TENANT:  PAPERCON, INC.

Sworn to and subscribed
before me, this 11th day
of September, 2004.                      By:  /s/ Frank V. Tannura
                                            ----------------------------------
                                              Frank V. Tannura
 /s/ Janice Weathington                       Chairman and CEO
---------------------------
Notary Public